EXHIBIT 23.0

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 7, 2003, included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-93754 on Form S-8.


/s/ Moss Adams LLP
Moss Adams LLP

Portland, Oregon
March 26, 2003